UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2018, the Board of Directors (“Board”) of PayPal Holdings, Inc. (the “Company”), as part of its periodic review of the Company’s governing documents, approved changes to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments became effective upon the Board’s approval, and included the following changes:

•	Provided that the Company may require any stockholder nominee for election to the Board to provide a written representation and agreement that such nominee consents to being named and currently intends to serve as a director for the full term for which such nominee is standing for election; and

•	Clarified that the Chairman of the Board shall preside over meetings of the Board in accordance with the Company’s Governance Guidelines.

The foregoing description of the changes made to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, marked to show the changes made, which are filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	PayPal Holdings, Inc. Amended and Restated Bylaws, as amended on January 12, 2018 (marked to show changes to the Bylaws)

EXHIBIT INDEX

Exhibit Number	Description
3.1	PayPal Holdings, Inc. Amended and Restated Bylaws, as amended on January 12, 2018 (marked to show changes to the Bylaws)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: January 18, 2018	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary